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                                                                   EXHIBIT 10.19

                                    ANNEX I

                       SUPPLEMENTAL TERMS AND CONDITIONS

     The MASTER REPURCHASE AGREEMENT between Bear Stearns Mortgage Capital Corporation ("Buyer") and First Bank of Beverly Hills ("Seller") is amended and supplemented as set forth below. All capitalized terms used herein which are defined in the Master Repurchase Agreement are used herein as defined therein except to the extent such terms are amended or supplemented herein.

     1. Paragraph 1 of the Master Repurchase Agreement is amended by inserting in the second line after the word "securities" and before "or financial" the following:

      ", loans secured by mortgages or deeds of trust on residential dwellings together with all the rights, privileges and benefits under all sales agreements pursuant to which Seller acquired the Loans and all servicing agreements pursuant to which the loans are serviced (such loans together with such rights, privileges and benefits, "Mortgage Loans" and such dwellings "Residential Dwellings")",

     2. Subparagraph 2(h) of the Master Repurchase Agreement is amended by adding at the end thereof:

               except that the Market Value of any Securities which are Mortgage
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          Loans as of any date shall be the fair market value of such Mortgage
          Loans on that date as determined by Bear, Stearns & Co. Inc., or an affiliate of Bear, Stearns & Co. Inc., in its reasonable discretion, and shall not include any Income on such Mortgage Loans paid to and held by Seller pursuant to Paragraph 5 hereof;

     3. Subparagraph 3(b) of the Master Repurchase Agreement is amended by adding at the end of the first sentence of subparagraph 3(b):
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               In the case of Transactions involving Securities which are
          Mortgage Loans, the Purchased Securities shall be identified on a detailed listing to be provided by Seller to Buyer (a "Mortgage Loan Schedule") and may be identified in the related Confirmation by reference to the Mortgage Loan Schedule.

     4. Subparagraph 3(c) of the Master Repurchase Agreement is amended by adding at the end of the first sentence of subparagraph 3(c):

               In the case of Transactions involving Securities which are Mortgage Loans, such demand shall be made no later than the business day prior to the business day on which such termination will be effective.

     5. Paragraph 4 of the Master Repurchase Agreement is amended by adding a new subparagraph (f) as follows:

               (f) In the case of Transactions involving Securities which are Mortgage Loans, (i) the right of Buyer under subparagraph (a) of this Paragraph to require the elimination of a Margin Deficit may be exercised whenever such a Margin Deficit exists with respect to any single such Transaction; (ii) the calculations required by subparagraph (a) of this Paragraph to determine the existence of a Margin Deficit shall be performed separately for each Transaction involving Securities which are Mortgage Loans, without regard to any other Transaction outstanding under this Agreement, and no Securities or cash under any Transaction involving Purchased Securities which are Mortgage Loans shall be included in the calculations required under subparagraphs (a) and (b) of this Paragraph to determine the existence of a Margin Deficit or Margin Excess with respect to any other Transaction outstanding under this Agreement, (iii) the percentage used in calculating the Buyer's Margin Amount for such Transaction shall be as set forth in the Confirmation with respect to such Transaction, (iv) in the event of a Margin Deficit, Seller must transfer cash to Buyer and not any Purchased Securities, and (v) the provisions of subparagraph (b) of this Paragraph shall apply only as described in a Confirmation of a Transaction.

     6.   Paragraph 7 of the Master Repurchase Agreement is

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amended by adding the following at the end of the last sentence of Paragraph 7:

               In the case of Transactions involving Securities which are Mortgage Loans, transfer of such Mortgage Loans for the purposes of this Paragraph 7 shall be accomplished as set forth in the agreement (the "Custodial Agreement"), dated as of May 22, 1996, among the Seller, the Buyer, Wilshire Credit Corporation and State Street Bank and Trust Company of California, N.A. as Custodian (the "Custodian").

     7. Paragraph 8 of the Master Repurchase Agreement is amended by deleting the last sentence of Paragraph 8 and substituting the following:

               Title to all Purchased Securities (except for Securities which are Mortgage Loans) shall pass to Buyer. In the case of Purchased Securities which are Mortgage Loans, upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Agreement and until termination of any Transactions as set forth in subparagraph 3(c) or Paragraph 11 of this Agreement, beneficial ownership of each Mortgage Loan, including (i) each mortgage, deed of trust or other instrument (the "Mortgage") creating a first lien on the underlying property securing the Mortgage Loan (the "Mortgaged Property") and
          (ii) each note or other evidence of indebtedness (the "Mortgage Note") evidencing the indebtedness of an obligor thereon (each such obligor, a "Mortgagor") under a Mortgage Loan shall be vested in the Buyer. Upon transfer of the Mortgage Loans to Buyer as set forth in subparagraph 3(a) of this Agreement and until termination of any Transactions as set forth in subparagraph 3(c) or Paragraph 11 of this Agreement, each Mortgage Note shall be endorsed in blank and an assignment of each Mortgage in blank shall be retained by the Custodian in trust, for the benefit of the Buyer. Unless otherwise agreed by the Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall (i) relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraphs 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay principal prepayments or Income it has received to, or

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          apply principal prepayments or Income it has received to the obligations of, Seller pursuant to Paragraph 5 hereof or (ii) affect Seller's obligation to repurchase the Purchased Securities. In the case of Transactions involving Securities which are Mortgage Loans, the transfer and delivery of each specific Mortgage Loan identified on the related Mortgage Loan Schedule to the Seller or its agent provided for in subparagraph 3(c) and Paragraph 11 of this Agreement is mandatory, it being specifically understood that each Mortgage Loan identified thereon is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Seller for the losses and damages incurred by Seller in the event of Buyer's failure to transfer and deliver the Mortgage Loans as provided in subparagraph 3(c) or Paragraph 11.

     8. Paragraph 10 of the Master Repurchase Agreement is amended by the addition of "(a)" at the beginning thereof and the following at the end of sub-paragraph 10(a): :

     Seller represents and warrants to Buyer that the transaction to which this Master Repurchase Agreement relates was approved by the board of directors of the Seller or its loan committee, which approval shall be reflected in the minutes of said board or committee, and will be from the time of its execution, retained as an official record of the Seller.

     Paragraph 10 is further amended by the addition of the following after sub-paragraph 10(a):

          (b) In addition to the foregoing, in the case of Transactions involving Securities which are Mortgage Loans, the Seller represents and warrants to the Buyer that, as to each Mortgage Loan and the related
     Mortgage:

          (A) the information set forth on the related Mortgage Loan Schedule is complete, true and correct;

          (B) The Seller is sole owner of beneficial title and holder of the Mortgage free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement;

          (C) the Mortgage is a valid and subsisting first lien

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     on the Mortgaged Property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable. Any security agreement, chattel mortgage or equivalent document related to the Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and Seller has full right to sell and assign the same pursuant to this Agreement;

          (D) The Seller has not impaired, altered or modified the Mortgage in any respect, except by a written instrument which has been recorded (if necessary to protect the interests of the Buyer) and delivered to the Custodian. The substance of any such alteration or modification has been reflected on the Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any, and title insurer;

          (E) Seller has not executed any instrument of release or waiver in connection with the Mortgage Loan, and Seller has not released any Mortgagor in whole or in part;

     On the Purchase Date for any Transaction, Seller shall be deemed to repeat all of the foregoing representations and warranties made by it in this subparagraph 10(b).

     9. Paragraph 11 of the Master Repurchase Agreement is amended by deleting the "or" which appears before "(vi)" in the fifth line of the first sentence, and inserting the following after the word "hereunder" in-the sixth line of the first sentence:

               (vii) Seller shall admit its intention not to perform or Seller fails to perform in any material respect any of its obligations relating to the Purchased Securities set forth herein, or in a Confirmation, or (viii) any event or circumstance shall occur which in the reasonable judgment of either party materially impairs the creditworthiness of the other party.

     10. Paragraph 15 of the Master Repurchase Agreement is amended by adding to the end of the first sentence the phrase,

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"and any purported assignment in violation of this provision shall be void." and by adding after the end of such sentence as modified the following:

               Notwithstanding the foregoing, without the consent of Seller, Buyer may assign this Agreement and all Transactions it has entered into with Seller to any of its affiliates, which assignment shall be evidenced by a confirmation of such assignment being sent to Seller. Further, notwithstanding the foregoing, without the consent of Buyer, in the event Seller merges with Girard Savings Bank ("Girard"), Seller may assign this Agreement and all transactions it has entered into with Seller to Girard, which assignment shall be evidenced by a confirmation of such assignment being sent to Buyer.

     11. This Annex I is executed and shall be construed as an agreement supplemental to the Master Repurchase Agreement and, as provided in the Master Repurchase Agreement, this Annex I forms a part thereof.

     12. All of the covenants, stipulations, promises and agreements in this Annex I shall bind and be for the benefit of the successors and assigns of the parties hereto, whether expressed or not.

     13. The Master Repurchase Agreement is further amended by adding the following:

          21.  Counterparts.  This Agreement may be executed in one or more
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          counterparts and by the different parties hereto on separate counterparts; such counterparts, together, shall constitute one and the same Agreement.

     14. This Annex I may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same

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instrument.

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     15.  This Annex I shall supersede any existing annex to or modification of the Master Repurchase Agreement.

BEAR STEARNS MORTGAGE               FIRST BANK OF BEVERLY HILLS
CAPITAL CORPORATION

By: /s/                             By: /s/
   -------------------------           --------------------------------
Name:   Richard  S. Landau           Name:  DAVID A. SPAHLINGER
Title:  President                           ---------------------------
Date:   May   22  , 1996             Title: President & CEO
            ------                          ---------------------------
                                     Date:  May 22, 1996
                                            ---------------------------

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                                    ANNEX II

             Names and Addresses for Communications Between Parties


If to the Seller:

               First Bank of Beverly Hills
               23901 Calabasas Road
               Suite 1050
               Calabasas, CA  91302

Copy to:       James M. Waddington, Esq.
               Proskauer Rose Goetz & Mendelsohn, LLP
               1585 Broadway
               New York, NY  11036-8299

If to the Buyer:

               Bear Stearns Mortgage Capital
                 Corporation
               c/o Bear Stearns & Co. Inc
               Government Operations
               2 Broadway 11th Floor
               New York, NY  10004
               Attn:  Managing Director

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